Filed Pursuant to Rule 424(b)(7)
Registration No. 333-274367

Prospectus supplement

(To prospectus dated September 6, 2023)

14,000,000 shares

Common stock

The selling stockholder identified in this prospectus supplement (the “Selling Stockholder”) is offering 14,000,000 shares of common stock of LegalZoom.com, Inc. We are not selling any shares of our common stock under this prospectus supplement, and we will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LZ.” On September 5, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $11.30 per share.

We have entered into a stock purchase agreement with the Selling Stockholder pursuant to which we intend to repurchase 4,718,755 shares of our common stock directly from the Selling Stockholder in a private, non-underwritten transaction (the “Stock Repurchase”) for an aggregate repurchase price of approximately $45.1 million and at a price per share equal to the price to be paid by the underwriters to the Selling Stockholder in this offering. The Stock Repurchase is expected to be funded from cash on hand and will be part of our existing $150.0 million stock repurchase program, of which approximately $45.1 million remained available for repurchases prior to the Stock Repurchase. The Stock Repurchase is subject to the completion of this offering and is expected to close concurrently with this offering. The closing of this offering is not contingent upon the closing of the Stock Repurchase. See “Prospectus supplement summary—Stock Repurchase.”

The Selling Stockholder has also entered into a stock purchase agreement with entities affiliated with Technology Crossover Ventures (“TCV”), an existing stockholder, pursuant to which TCV intends to purchase 2,094,240 shares of our common stock directly from the Selling Stockholder in a private, non-underwritten transaction (the “TCV Purchase”) for an aggregate purchase price of $20.0 million and at the price per share equal to the price to be paid by the underwriters to the Selling Stockholder in this offering. The TCV Purchase is subject to the completion of this offering and is expected to close after the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the TCV Purchase has expired or been terminated. The closing of this offering is not contingent upon the closing of the TCV Purchase. Neither the Stock Repurchase nor the TCV Purchase is contingent upon the completion of the other. See “Prospectus supplement summary—TCV Purchase.”

	Per share	Total

Public offering price	$10.00	$140,000,000

Underwriting discounts and commissions(1)	$0.45	$6,300,000

Proceeds to the Selling Stockholder, before expenses	$9.55	$133,700,000

(1)	See “Underwriting” for a description of the compensation payable to the underwriters by the Selling Stockholder.

The Selling Stockholder has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 2,100,000 additional shares of common stock.

Investment in the common stock offered by this prospectus supplement involves a high degree of risk. See “Risk factors” beginning on page S-11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about September 11, 2023.

J.P. Morgan

Barclays			Morgan Stanley
BofA Securities	Citigroup	Jefferies	RBC Capital Markets

JMP Securities,	Raymond James	William Blair
A Citizens Company
AmeriVet Securities	Penserra Securities LLC	Telsey Advisory Group

September 6, 2023.

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the Selling Stockholder and the terms on which the Selling Stockholder is offering and selling our common stock. The second part is the accompanying prospectus, which contains more general information. This prospectus supplement and the accompanying prospectus are part of an automatically effective registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which was automatically effective upon filing.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we, the Selling Stockholder, nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we, the Selling Stockholder, nor the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or solicitation is not permitted. The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein or any related free writing prospectus filed by us with the SEC is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits and the information incorporated by reference therein, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the heading “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we prepare and distribute.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

Unless the context otherwise requires, the terms “LegalZoom.com,” “LegalZoom,” “the Company,” “we,” “us,” “our” and similar references refer to LegalZoom.com, Inc. and, where appropriate, its subsidiaries.

Certain trademarks, trade names and service marks

This prospectus supplement includes or incorporates by reference trademarks and service marks owned by us. LegalZoom, the LegalZoom.com logo and other LegalZoom-formative marks are trademarks of LegalZoom.com, Inc. in the United States or other countries. This prospectus supplement also includes other trademarks of LegalZoom.com, Inc. and trademarks of other persons, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but that does not mean that we will not assert, to the full extent permitted by law, our rights to any such trademarks owned by us.

Industry, market and other data

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include estimates, projections, and other information concerning our industry and market data, including data regarding the estimated size of the market, projected growth rates, and perceptions and preferences of consumers. We obtained this data from industry sources, third-party studies, including market analyses and reports, and internal company surveys. Industry sources generally state that the information contained therein has been obtained from sources believed to be reliable. Although we are responsible for all of the disclosure contained in this prospectus supplement and the accompanying prospectus, and we believe the industry and market data to be reliable as of the date of this prospectus supplement, this information could prove to be inaccurate.

Where you can find more information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the website of the SEC referred to above. We also maintain a corporate website at www.LegalZoom.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge, at our corporate website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website shall not be deemed incorporated into and is not part of this prospectus supplement or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Incorporation by reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement will be considered to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. We incorporate by reference in this prospectus supplement the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC on March 1, 2023;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (filed with the SEC on May  9, 2023) and our Quarterly Report on Form 10-Q for the fiscal quarter ended June  30, 2023 (filed with the SEC on August 8, 2023);

•

the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 26, 2023);

•	our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on February 17, 2023 (only with respect to Item 4.02(a)), February 27, 2023, March 31, 2023 and June 8, 2023; and

•

the description of our common stock, par value $0.001 per share, contained in Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on March 1, 2023) and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the completion of the offerings of all shares of common stock under this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports on Form 8-K.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus supplement) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where you can find more information.”

Forward-looking statements

This prospectus supplement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement or the documents that are incorporated herein by reference may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements regarding our future results of operations and financial position, industry and business trends, stock compensation, business strategy, plans, market growth and our objectives for future operations.

The forward-looking statements in this prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to those factors discussed in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and elsewhere in this prospectus supplement. The forward-looking statements in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the documents that we reference herein and have filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, whether as a result of any new information, future events or otherwise.

Prospectus supplement summary

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in our common stock you should first read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including, among other things, the “Risk factors” section of this prospectus supplement and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

Overview

LegalZoom is a leading online platform for business formation in the United States. Driven by a mission to unleash entrepreneurship, we deliver comprehensive legal, tax and compliance products and expertise for small business owners through easy-to-use technology. From free business formations to business management solutions and professional advisory services, we support millions of small business owners and their families throughout the entrepreneurial journey. Our unique position at business inception allows us to become a trusted business advisor, supporting the evolving needs of a new business throughout its lifecycle, and we have expanded our platform to include professional expertise and other products, both legal and non-legal, to better meet the needs of small businesses. Along with formations, our services include ongoing compliance and tax advice and filings, virtual mailbox and e-signature solutions, trademark filings, and estate plans. Additionally, we have unique insights into our customers and leverage our product as a channel to introduce small businesses to leading brands in our partner ecosystem, solving even more of their business needs. We operate across all 50 states and in over 3,000 counties in the United States, with over 22 years of experience in simplifying the legal and compliance process for our customers and empowering entrepreneurs to make their dream a reality. For additional information about our business, financial condition and results of operations, see the documents listed under “Incorporation by reference.”

We were initially formed as a California corporation in July 1999, we commenced operations in 2000 and we converted to a Delaware corporation in February 2007. Our principal executive and administrative offices are located at 101 North Brand Boulevard, 11th Floor, Glendale, California 91203. Our telephone number is (323) 962-8600 and our website is www.LegalZoom.com. We may post information that is important to investors on our website. However, the information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus.

Stock Repurchase

We have entered into a stock purchase agreement with the Selling Stockholder pursuant to which we intend to repurchase 4,718,755 shares of our common stock directly from the Selling Stockholder in a private, non-underwritten transaction for an aggregate repurchase price of approximately $45.1 million and at a price per share equal to the price per share to be paid by the underwriters to the Selling Stockholder in this offering. The Stock Repurchase is expected to be funded from cash on hand and will be part of our existing $150.0 million stock repurchase program, of which approximately $45.1 million remained available for repurchases prior to the Stock Repurchase. The Stock Repurchase is subject to the completion of this offering and is expected to close concurrently with this offering, subject to customary closing conditions. The closing of this offering is not contingent upon the closing of the Stock Repurchase. The description of, and the other information in this prospectus supplement regarding, the Stock Repurchase are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the Stock Repurchase.

TCV Purchase

The Selling Stockholder has also entered into a stock purchase agreement with entities affiliated with TCV, an existing stockholder, pursuant to which TCV intends to purchase 2,094,240 shares of our common stock directly from the Selling Stockholder in a private, non-underwritten transaction for an aggregate purchase price of $20.0 million and at the price per share equal to the price to be paid by the underwriters to the Selling Stockholder in this offering. The TCV Purchase is subject to the completion of this offering and is expected to close after the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the TCV Purchase has expired or been terminated. The closing of this offering is not contingent upon the closing of the TCV Purchase. The description of, and the other information in this prospectus supplement regarding, the TCV Purchase are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the TCV Purchase. Neither the Stock Repurchase nor the TCV Purchase is contingent upon the completion of the other.

The offering

Common stock offered by the Selling Stockholder	14,000,000 shares (or 16,100,000 shares if the underwriters exercise their option to purchase additional shares in full)

Option to purchase additional shares of common stock	The underwriters have an option to purchase up to an aggregate of 2,100,000 additional shares of common stock from the Selling Stockholder at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder including from any exercise by the underwriters of their option to purchase additional shares from the Selling Stockholder. We will bear certain of the costs associated with the registration, offering and sale of the common stock by the Selling Stockholder in accordance with the investors’ rights agreement between us and the Selling Stockholder. However, the Selling Stockholder will bear the underwriting commissions and discounts and any transfer taxes attributable to their sale of shares of our common stock.

Stock Repurchase	We have entered into a stock purchase agreement with the Selling Stockholder pursuant to which we intend to repurchase 4,718,755 shares of our common stock directly from the Selling Stockholder in a private, non-underwritten transaction for an aggregate repurchase price of approximately $45.1 million and at a price per share equal to the price to be paid by the underwriters to the Selling Stockholder in this offering. The Stock Repurchase is expected to be funded from cash on hand and will be part of our existing $150.0 million stock repurchase program, of which approximately $45.1 million remained available for repurchases prior to the Stock Repurchase.

The Stock Repurchase is subject to the completion of this offering and is expected to close concurrently with this offering, subject to customary closing conditions. The closing of this offering is not contingent upon the closing of the Stock Repurchase.

TCV Purchase	The Selling Stockholder has also entered into a stock purchase agreement with entities affiliated with TCV, an existing stockholder, pursuant to which TCV intends to purchase 2,094,240 shares of our common stock directly from the Selling Stockholder in a private, non-underwritten transaction for an aggregate purchase price of $20.0 million and at the price per share equal to the price to be paid by the underwriters to the Selling Stockholder in this offering.

The TCV Purchase is subject to the completion of this offering and is expected to close after the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the TCV Purchase has expired or been terminated. The closing of this offering is not contingent upon the closing of the TCV Purchase. Neither the Stock Repurchase nor the TCV Purchase is contingent upon the completion of the other.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read the information set forth under “Risk factors” beginning on page S-11 of this prospectus supplement, together with all of the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before buying shares of our common stock.

Nasdaq Global Select Market symbol	“LZ”

In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock outstanding after this offering (and the other information based thereon) is based on 191,657,449 shares of our common stock outstanding as of June 30, 2023. Unless we specifically state otherwise, the information in this prospectus supplement excludes:

•	21,047,726 shares of common stock issuable upon the exercise of outstanding options as of June 30, 2023, at a weighted-average exercise price of $10.66 per share;

•	15,363,212 shares of common stock issuable upon the settlement of restricted stock units (“RSUs”) outstanding as of June 30, 2023;

•

up to 15,837,009 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan (“2021 Plan”), as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under our 2021 Plan; and

•

8,983,939 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”), as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under our ESPP.

Unless otherwise stated, information in this prospectus supplement gives effect to the Stock Repurchase and assumes no exercise or cancellation of outstanding options, no additional equity grants and no settlement or cancellation of RSUs subsequent to June 30, 2023.

Risk factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus and the risk factors and other information in the documents incorporated by reference in this prospectus supplement, including the risk factors discussed under the heading “Risk factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where you can find more information” and “Incorporation by reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also adversely affect our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Use of proceeds

All shares being sold pursuant to this offering are being sold by the Selling Stockholder, and we will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder, including from any exercise by the underwriters of their option to purchase additional shares from the Selling Stockholder. We will bear certain costs associated with the registration, offering and sale of the common stock by the Selling Stockholder in accordance with the investors’ rights agreement between us and the Selling Stockholder. However, the Selling Stockholder will bear the underwriting commissions and discounts and any transfer taxes attributable to their sale of shares of our common stock. For more information, see “Certain relationships and related party transactions with the Selling Stockholder” in the accompanying prospectus.

Selling Stockholder

The table below sets forth information regarding the beneficial ownership of shares of our common stock by the Selling Stockholder as of August 31, 2023, before and after giving effect to this offering and the Stock Repurchase.

The percentage of beneficial ownership before this offering set forth below is based on 192,361,718 shares of our common stock outstanding as of August 31, 2023 and the percentage beneficial ownership after this offering and the Stock Repurchase is based on 187,642,963 shares of our common stock outstanding as of August 31, 2023 after giving effect to the retirement of the 4,718,755 shares of our common stock repurchased by us in the Stock Repurchase. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholder. We have entered into a stock purchase agreement with the Selling Stockholder to repurchase 4,718,755 shares of our common stock directly from the Selling Stockholder in a private, non-underwritten transaction for an aggregate repurchase price of approximately $45.1 million and at a price per share equal to the price per share to be paid by the underwriters to the Selling Stockholder in this offering. The Stock Repurchase is expected to be consummated concurrently with this offering and is conditioned upon the closing of this offering. The offering of shares hereby is not conditioned upon the completion of the Stock Repurchase. See “Prospectus supplement summary—Stock repurchase.” Information in the table below excludes the effect of the TCV Purchase.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules and regulations of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he, she or it has no economic interest.

For additional information about certain relationships and transactions between us and the Selling Stockholder, see “Prospectus supplement summary—Stock repurchase” in this prospectus supplement and “Certain relationships and related party transactions with the Selling Stockholder” in the accompanying prospectus.

	Shares of common stock beneficially owned prior to this offering and the Stock Repurchase		Number of shares being offered in this offering	Number of shares being offered pursuant to underwriters’ option	Number of Shares being repurchased in the Stock Repurchase	Shares beneficially owned after this offering and the Stock Repurchase
Name of beneficial owner						Assuming the underwriters’ option is not exercised		Assuming the underwriters’ option is exercised in full
	Number of shares	Percentage				Number of shares	Percentage	Number of shares	Percentage
LucasZoom, LLC(1)	38,012,988	19.8%	14,000,000	2,100,000	4,718,755	19,294,233	10.3%	17,194,233	9.2%

(1)	Lucazoom S.a.r.l. (“LZoom”) is the sole member of LucasZoom, LLC. Permira V L.P.2 is the controlling shareholder of LZoom. Permira V L.P.2 acts through its general partner, Permira V GP L.P., which acts through its general partner, Permira V GP Limited. Permira V GP Limited therefore has indirect voting and investment power over the shares held by LucasZoom, LLC. Each of Alistair Boyle, Nigel Carey, Danielle McIver and Simon Holden are directors of Permira V GP Limited, and as such, may participate in decisions regarding Permira V GP Limited’s exercise of voting and investment power in respect of the shares held of record by LucasZoom, LLC, but each disclaims beneficial ownership. The address for these entities and persons is c/o Permira Advisers LLC, 3000 Sand Hill Road, Building 1, Suite 170, Menlo Park, California 94025.

Material U.S. federal income tax consequences for Non-U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not deal with non-U.S., state, and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, and does not address U.S. federal tax consequences (such as gift and estate taxes) other than income tax consequences. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such as financial institutions, insurance companies, tax-exempt organizations, tax-qualified retirement plans, governmental organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, persons subject to special tax accounting rules under Section 451(b) of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements and investors in such pass-through entities or arrangements, persons deemed to sell our common stock under the constructive sale provisions of the Code, and persons that own, or are deemed to own, more than 5% of our common stock. Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, and local and non-U.S. tax consequences that may be relevant to them.

The discussion below is based upon the provisions of the Code and the U.S. Treasury Regulations, rulings, and judicial decisions thereunder, each as of the date hereof, and such authorities may be repealed, revoked, or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain the IRS’s position. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is for informational purposes only and is not tax advice. Non-U.S. Holders considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal, state, and local and non-U.S. income and non-income tax consequences of acquiring, owning, and disposing of our common stock in light of their particular situations as well as any consequences arising under any applicable income tax treaty.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Distributions

If we make any distributions of cash or property on our common stock to a Non-U.S. Holder, such distributions, to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding, and foreign accounts. To obtain a reduced rate of withholding under an income tax treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty.

In the case of a Non-U.S. Holder that is an entity, U.S. Treasury Regulations and the relevant income tax treaty provide rules to determine whether, for purposes of determining the applicability of an income tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds our common stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to such agent. The Non-U.S. Holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty and the Non-U.S. Holder does not timely file the required certification, the Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed place of business that such Non-U.S. Holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if our common stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. Holders. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess amount distributed, and taxed in the same manner as gain realized from a sale or other disposition of our common stock as described in the next section.

Gain on disposition of our common stock

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed place of business that such Non-U.S. Holder maintains in the United States);

•	the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period in our common stock.

For a Non-U.S. Holder described in the first bullet above, the Non-U.S. Holder will be required to pay tax on a net income basis at the U.S. federal income tax rates applicable to U.S. Holders, and corporate Non-U.S. Holders described in the first bullet above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For a Non-U.S. Holder described in the second bullet above, the Non-U.S. Holder will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which gain may be offset by certain U.S.-source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet above, in general, we would be a United States real property holding corporation if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we have not been and we are not, and do not anticipate becoming, a United States real property holding corporation, but there can be no assurance in this regard. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly, and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period in our common stock and (2) our common stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market for purposes of these rules. If any gain on a Non-U.S. Holder’s disposition is taxable because we are or become a United States real property holding corporation and the Non-U.S. Holder’s ownership of our common stock exceeds 5%, the Non-U.S. Holder will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information reporting requirements and backup withholding

Information returns are required to be filed with the IRS in connection with distributions on our common stock. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a

U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. A Non-U.S. Holder may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a U.S. person or otherwise establish an exemption. Providing a properly executed applicable IRS Form W-8 certifying non-U.S. status will permit a Non-U.S. Holder to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on, and the gross proceeds of a disposition of, our common stock paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments, including dividends paid on, and the gross proceeds of a disposition of, our common stock to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

The U.S. Treasury Department has released proposed U.S. Treasury Regulations under FATCA which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed U.S. Treasury Regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING RELATED INFORMATION REPORTING REQUIREMENTS AND THE IMPACT OF ANY POTENTIAL CHANGE IN APPLICABLE LAW.

Underwriting

The Selling Stockholder is offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as representative of the underwriters. We and the Selling Stockholder have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the Selling Stockholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of our common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC	5,568,889
Barclays Capital Inc.	1,368,890
Morgan Stanley & Co. LLC	1,368,890
BofA Securities, Inc.	933,333
Citigroup Global Markets, Inc.	933,333
Jefferies LLC	933,333
RBC Capital Markets, LLC	933,333
Citizens JMP Securities, LLC	622,222
Raymond James & Associates, Inc.	622,222
William Blair & Company, L.L.C.	622,222
AmeriVet Securities, Inc.	31,111
Penserra Securities LLC	31,111
Telsey Advisory Group LLC	31,111

Total	14,000,000

The underwriters are committed to purchase all the shares of common stock offered by the Selling Stockholder if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.27 per share. After the initial offering of the shares to the public, if all of the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 2,100,000 additional shares of common stock from the Selling Stockholder. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to the Selling Stockholder per share of common stock. The underwriting fee is $0.45 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Selling Stockholder assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by the Selling Stockholder
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.45	$0.45
Total	$6,300,000	$7,245,000

We estimate that our share of the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.1 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to certain exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period ending on the later of 60 days after the date of this prospectus supplement and the date that is the second full trading day immediately following our public release of earning for our third quarter ending September 30, 2023 (the “restricted period”).

The restrictions described above, do not apply to (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net or cashless exercise) or the settlement of RSUs (including net or cashless settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement, provided that such recipients who are executive officers and directors enter into or are subject to a lock-up agreement with the underwriters; (iii) the issuance by us of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, or that represent the right to receive shares of common stock in connection with (1) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (2) our joint ventures, commercial relationships and other strategic transactions or (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan (1) does not provide for the transfer of shares of Stock during the restricted period and (2) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the restricted period shall include a statement that we are not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of this agreement; or (v) any transaction effectuated pursuant to a trading plan pursuant to Rule 10b5-1 that has been entered into by us prior to the date of this agreement; provided that (1) the existence of such trading plan under Rule 10b5-1 was communicated to the Underwriters prior to the execution of this Agreement, (2) such trading plan under Rule 10b5-1 will not be amended or otherwise modified to increase shares scheduled for sale thereunder during the restricted period and (3) any public announcement or filings under the Exchange Act made in connection with this clause (v) shall include an explanatory footnote stating the nature of the transfer; or (vi) the filing by us of any registration statements on Form S-8 or a successor form thereto relating to securities granted or to be granted pursuant to the our Stock Plans or any assumed employee benefit contemplated by clause (iii); provided, that the aggregate number of shares of common stock that the we may sell or issue or agree to sell or issue pursuant to clause (iii) shall not exceed 10% of the total number of shares of common stock outstanding immediately following the offering of the common stock contemplated by this agreement plus the shares reserved for issuance under the our stock plans and provided, further, that in the case of clause (iii) each recipient of such securities during the restricted period shall enter into a lock-up agreement with the underwriters.

Our directors, our executive officers and the Selling Stockholder (the “lock-up parties”), have agreed, subject to certain exceptions, with the underwriters not to, during the period ending on the later of (i) the close of business on the 60th day after the date of this prospectus supplement and (ii) the opening of trading on the date that is the second full trading day immediately following our public release of earnings for its third quarter ending September 30, 2023 (the “lock-up period”):

i.	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up party in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition;

ii.	enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in this clause (ii) or clause (i) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

iii.	make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The lock-up party acknowledges and agrees in the lock-up agreement that the lock-up party is precluded from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the lock-up party or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any common stock or any securities convertible or exercisable or exchangeable into common stock, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of such securities, in cash or otherwise.

The restrictions described in (i)–(iii) above are subject to certain additional exceptions, including, in the case of the Selling Stockholder, for the sale of shares of common stock by the Selling Stockholder pursuant to the underwriting agreement or for the sale of shares of common stock, if any, to be sold by the Selling Stockholder pursuant to the Stock Repurchase or the TCV Purchase, and further, including the following transfers of the lock-up party’s common stock or securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up party in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant):

1)	as a bona fide gift or gifts, as charitable contributions or gifts or for bona fide estate planning purposes;

2)	upon death or by will or intestacy, including to any beneficiary of, estate of a beneficiary or a member of the immediate family of the lock-up party pursuant to, a trust, will, other testamentary document or applicable laws of descent;

3)	to any corporation, partnership, limited liability company or trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust or other estate planning vehicle, to a trustor or beneficiary of the trust or other estate planning vehicle or to the estate of a beneficiary of such trust or other estate planning vehicle in a transaction not including a disposition for value; for purposes of the lock-up agreements, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin;

4)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (3) above and (12) below, and in each such case, subject to the same conditions;

5)	pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned or by operation of law, such as pursuant to a final qualified domestic order, divorce settlement, divorce decree or separation agreement or other final court order;

6)	to us or to an affiliate of ours (A) pursuant to agreements under which the we have the option to repurchase such shares or (B) upon death, disability or termination of employment or other service relationship with us, in each case, of such employee;

7)	if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity directly or indirectly controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the lock-up party to its stockholders, partners, members, managers, limited partners, subsidiaries, affiliates or other equity holders (or, in each case, the lock-up party’s nominee or custodian);

8)	that the lock-up party acquired in open market transactions after the completion of this offering;

9)

(A) to us for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” or “cashless” basis options, warrants or other rights to purchase shares of common stock and (B) in connection with the vesting or settlement of restricted stock units, by way of any transfer to us for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, and/or if the lock-up party is not an officer or director, any transfer of shares of common stock necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of restricted stock units; provided that in all such cases under clause (A) or (B), any such options, warrants, rights or restricted stock units were issued pursuant to equity awards granted under a stock incentive plan or other equity award plan; provided further that any shares of such securities received as a result of such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;

10)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors involving one transaction or a series of related transactions that results in a change of control of the Company in which the acquiring party becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of our outstanding voting stock following such transaction; provided that all of the lock-up party’s securities that are not so transferred, sold, tendered or otherwise disposed of remain subject to the provisions of the lock-up agreement; provided further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s securities shall remain subject to the provisions of lock-up agreement;

11)	in connection with the sale or other transfer of common stock made pursuant to a trading plan designed to comply with Rule 10b5-1 under the Exchange Act (as such rule was in effect at the time any such trading plan was adopted) that was entered into by the lock-up party prior to this offering; and

12)	to any corporation, partnership, limited liability company or other entity of which the lock-up party or the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

provided that: (i) in the case of any transfer or distribution pursuant to clauses (1), (2), (3), (4), (5), (7) and (12), each donee, transferee or distributee must execute and deliver to J.P. Morgan Securities LLC a lock-up agreement, except in the case of clause (5) where a court or regulatory agency of competent jurisdiction requires such transfer or distribution to be made without such restriction; (ii) in the case of any transfer or distribution pursuant to clauses (3), (4) or (12), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of shares of common stock shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the lock-up period); (iii) in the case of any transfer or distribution pursuant to clause (8), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the lock-up period); and (iv) in the case of any transfer or other disposition pursuant to clauses (1), (5), (6), (7), (9) and (11), it shall be a condition to such transfer or disposition that any filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock shall clearly indicate in the footnotes thereto the nature and conditions of such transfer or disposition described in clauses (1), (5), (6), (7), (9) or (11), as the case may be.

Furthermore, notwithstanding the foregoing, the lock-up party may exercise an option or other equity awards to purchase shares of common stock, receive shares that vest under restricted stock units or exercise warrants, provided that the shares of common stock issued upon such exercise or vesting shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement.

The lock-up agreements do not prevent the lock-up party from establishing any contract, instruction or plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (1) such contract, instruction or plan does not provide for the sale of securities subject to the lock-up agreement during the lock-up period and (2) no filing under the Exchange Act or other public announcement or disclosure, during the lock-up period, shall be made in connection with the establishment of such contract, instruction or plan, unless such filing or other public announcement includes a statement to the effect that no sale of the lock-up securities may be made under the contract, plan or instruction during the lock-up period, provided that this clause (2) shall not apply to any disclosures required to be made by the Company pursuant to the Exchange Act.

J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We and the Selling Stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “LZ”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. An affiliate of J.P. Morgan Securities LLC is the administrative agent and a lender under our Amended and Restated Credit and Guaranty Agreement, and affiliates of Morgan Stanley & Co. LLC and Jefferies LLC are lenders under our Amended and Restated Credit and Guaranty Agreement. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Selling restrictions

General

Other than in the United States, no action has been taken by us, the Selling Stockholder or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares of common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common stock which has been approved by the Financial Conduct Authority, except that the common stock may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”), or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Australia

This prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice

SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”), pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to prospective investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the shares of our common stock for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.

Notice to prospective investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea (the “FSCMA”), and the decrees and regulations thereunder and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea (the “FETL”), and the decrees and regulations thereunder. The shares have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares of our common stock has been or will be registered with the Securities Commission of Malaysia (the “Commission”), for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services Licence, (iii) a person who acquires the shares of our common stock, as principal, if the offer is on terms that the shares of our common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010 and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares of our common stock is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to prospective investors in Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Legal matters

The validity of the common stock to be issued in this offering and certain other legal matters with respect to the offering will be passed upon for us by Cooley LLP, Santa Monica, California. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham  & Watkins LLP.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

LegalZoom.com, Inc.

38,012,988 Shares of Common Stock

Offered, from time to time, by the Selling Stockholder

From time to time, the selling stockholder identified in this prospectus may offer and sell up to 38,012,988 shares of our common stock. The selling stockholder acquired the shares of common stock offered by this prospectus in private placement transactions. We are registering the offer and sale of the shares of common stock by the selling stockholder to satisfy registration rights that we granted to the selling stockholder. The registration of these shares of our common stock does not necessarily mean that any of our common stock will be sold by the selling stockholder. We will not receive any proceeds from the resale of shares of common stock, from time to time, by the selling stockholder, but we have agreed to pay certain of the expenses incidental to the registration, offering and sale of the common stock by the selling stockholder, except that we will not bear any brokerage commissions, transfer taxes or underwriting commissions and discounts relating to the sale of shares of our common stock by the selling stockholder.

This prospectus provides a description of the common stock and how the selling stockholder may sell the shares of common stock covered by this prospectus in the section entitled “Plan of Distribution.” When the selling stockholder sells common stock under this prospectus, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LZ.” On September 5, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $11.30 per share.

Investment in the common stock offered by this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholder may, from time to time, sell up to 38,012,988 shares of common stock, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus provides you with a general description of the common stock and how the selling stockholder may sell the shares of common stock covered by this prospectus. When the selling stockholder sells common stock pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholder, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any common stock, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any common stock other than the registered common stock to which they relate. Neither we nor the selling stockholder are making offers to sell any common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “LegalZoom.com,” “LegalZoom,” “the Company,” “we,” “us,” “our” and similar references refer to LegalZoom.com, Inc. and, where appropriate, its subsidiaries.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes or incorporates by reference trademarks and service marks owned by us. LegalZoom, the LegalZoom.com logo and other LegalZoom-formative marks are trademarks of LegalZoom.com, Inc. in the United States or other countries. This prospectus also includes other trademarks of LegalZoom.com, Inc. and trademarks of other persons, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but that does not mean that we will not assert, to the full extent permitted by law, our rights to any such trademarks owned by us.

INDUSTRY, MARKET AND OTHER DATA

This prospectus, including the documents incorporated by reference herein, include estimates, projections, and other information concerning our industry and market data, including data regarding the estimated size of the market, projected growth rates, and perceptions and preferences of consumers. We obtained this data from industry sources, third-party studies, including market analyses and reports, and internal company surveys. Industry sources generally state that the information contained therein has been obtained from sources believed to be reliable. Although we are responsible for all of the disclosure contained in this prospectus, and we believe the industry and market data to be reliable as of the respective date of this prospectus, this information could prove to be inaccurate.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the website of the SEC referred to above. We also maintain a corporate website at www.LegalZoom.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge, at our corporate website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website shall not be deemed incorporated into and is not part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC on March 1, 2023);

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (filed with the SEC on May  9, 2023) and our Quarterly Report on Form 10-Q for the fiscal quarter ended June  30, 2023 (filed with the SEC on August 8, 2023);

•

the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 26, 2023);

•	our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on February 17, 2023 (only with respect to Item 4.02(a)), February 27, 2023, March 31, 2023 and June 8, 2023; and

•

the description of our common stock, par value $0.001 per share, contained in Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on March 1, 2023) and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the completion of the offerings of all shares of common stock under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports on Form 8-K.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus or the documents that are incorporated herein by reference may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements regarding our future results of operations and financial position, industry and business trends, stock compensation, business strategy, plans, market growth and our objectives for future operations.

The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to those factors discussed in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and elsewhere in this prospectus. The forward-looking statements in this prospectus are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference herein and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

LEGALZOOM.COM, INC.

LegalZoom is a leading online platform for business formation in the United States. Driven by a mission to unleash entrepreneurship, we deliver comprehensive legal, tax and compliance products and expertise for small business owners through easy-to-use technology. From free business formations to business management solutions and professional advisory services, we support millions of small business owners and their families throughout the entrepreneurial journey. Our unique position at business inception allows us to become a trusted business advisor, supporting the evolving needs of a new business throughout its lifecycle, and we have expanded our platform to include professional expertise and other products, both legal and non-legal, to better meet the needs of small businesses. Along with formations, our services include ongoing compliance and tax advice and filings, virtual mailbox and e-signature solutions, trademark filings, and estate plans. Additionally, we have unique insights into our customers and leverage our product as a channel to introduce small businesses to leading brands in our partner ecosystem, solving even more of their business needs. We operate across all 50 states and in over 3,000 counties in the United States, with over 22 years of experience in simplifying the legal and compliance process for our customers and empowering entrepreneurs to make their dream a reality. For additional information about our business, financial condition and results of operations, see the documents listed under “Incorporation by Reference.”

We were initially formed as a California corporation in July 1999, we commenced operations in 2000 and we converted to a Delaware corporation in February 2007. Our principal executive and administrative offices are located at 101 North Brand Boulevard, 11th Floor, Glendale, California 91203. Our telephone number is (323) 962-8600 and our website is www.LegalZoom.com. We may post information that is important to investors on our website. However, the information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the risk factors and other information in the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also adversely affect our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All shares being sold pursuant to this prospectus are being sold by the selling stockholder, and we will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. We will bear certain costs associated with the registration, offering and sale of the common stock by the selling stockholder in accordance with the investors’ rights agreement between us and the selling stockholder. However, the selling stockholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock. For more information, see “Selling Stockholder” and “Certain Relationships and Related Party Transactions with the Selling Stockholder.”

DESCRIPTION OF CAPITAL STOCK

References in this section to the “Company,” “we,” “us,” or “our” refer to LegalZoom.com, Inc.

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which is included as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of the Delaware General Corporation Law for additional information.

Authorized Capitalization

As of the date of this prospectus our authorized stock consists of 1,000,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share. The outstanding shares of our common stock are fully paid and non-assessable.

Outstanding Shares

As of June 30, 2023, there were 191,657,449 shares of common stock outstanding, and no shares of preferred stock outstanding.

Voting Rights

Each outstanding share of our common stock entitles the holder thereof to one vote on each matter properly submitted to our stockholders for their vote; provided, however, that, except as otherwise required by applicable law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon pursuant to law or the Certificate of Incorporation. There is no provision for cumulative voting for matters to be voted on by our stockholders.

Dividend and Liquidation Rights

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.

In the event of liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Anti-Takeover Provisions of Delaware Law and Our Organizational Documents

The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. These provisions are intended to preserve our existing control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

Classified Board of Directors

Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Removal of Directors

Our Certificate of Incorporation provides that, except for any director elected by the holders of any series of preferred stock, directors can be removed only for cause so long as our board of directors is classified and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of our capital stock entitled to vote generally at an election of directors.

Supermajority Vote Provisions

The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock, voting as a single class, is required to amend certain provisions of our Certificate of Incorporation, including provisions relating to amending our Bylaws, the classified board of directors, the size of our board of directors, removal of directors, director liability, vacancies on our board of directors, special meetings, stockholder notices, actions by written consent and exclusive forum provisions.

Inability of Stockholders to Act by Written Consent

Our Certificate of Incorporation and Bylaws require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission.

Inability of Stockholders to Call Special Meeting

Our Bylaws provide that a special meeting of stockholders may only be called by the chair of our board of directors, our chief executive officer or by a majority of our board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting.

Blank Check Preferred Stock

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Advance Notice Procedure

Our Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Our Bylaws provide that stockholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the Company no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 30 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may restrict the ability of our stockholders to bring business before our annual meeting of stockholders or to make nominations for directors at our annual meeting or any special meeting of stockholders.

Delaware General Corporation Law Section 203

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless certain conditions are satisfied. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Exclusive Forum Provisions

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for certain claims or causes of action under Delaware statutory or common law. This provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

In addition, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. This provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Exchange Act.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LZ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

SELLING STOCKHOLDER

The selling stockholder named below may offer, from time to time, up to an aggregate of 38,012,988 shares of our common stock, subject to adjustments for stock splits, stock dividends and reclassifications.

The following table sets forth the name of the selling stockholder and the number of shares of common stock held as of August 31, 2023. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. All percentages in the following tables are based on a total of 192,361,718 shares of our common stock outstanding as of August 31, 2023.

The selling stockholder named below may sell all, some or none of its shares of our common stock. In addition, the selling stockholder named in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know if selling stockholder named below actually will sell shares pursuant to this prospectus, or the number of shares that it will sell. For the purposes of the table below, we assume that the selling stockholder will sell all of its shares of our common stock covered by this prospectus.

Information about additional selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

	Beneficial Ownership Before Resale			Beneficial Ownership After Resale
	Common Stock			Common Stock
Name of Selling Stockholder(1)	Number of Shares	%	Number of shares offered	Number of Shares	%
LucasZoom, LLC(2)	38,012,988	19.8	38,012,988	—	—

(1)

We are registering the offer and sale of the shares of common stock by the selling stockholder to satisfy registration rights we granted to the selling stockholder. See “Certain Relationships and Related Party Transactions with the Selling Stockholder” for further information regarding certain relationships and transactions between us and the selling stockholder.

(2)

Lucazoom S.a.r.l. (“LZoom”) is the sole member of LucasZoom, LLC. Permira V L.P.2 is the controlling shareholder of LZoom. Permira V L.P.2 acts through its general partner, Permira V GP L.P., which acts through its general partner, Permira V GP Limited. Permira V GP Limited therefore has indirect voting and investment power over the shares held by LucasZoom, LLC. Each of Alistair Boyle, Nigel Carey, Danielle McIver and Simon Holden are directors of Permira V GP Limited, and as such, may participate in decisions regarding Permira V GP Limited’s exercise of voting and investment power in respect of the shares held of record by LucasZoom, LLC, but each disclaims beneficial ownership. The address for these entities and persons is c/o Permira Advisers LLC, 3000 Sand Hill Road, Building 1, Suite 170, Menlo Park, California 94025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS WITH THE SELLING STOCKHOLDER

Investors’ Rights Agreement

We previously entered into an investors’ rights agreement containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to this agreement are LucasZoom, LLC (“LucasZoom”), FPLZ I, L.P. and FPLZ II, L.P. (together with FPLZ I, L.P. and their affiliated investment entities, “Francisco Partners”) and Technology Crossover Ventures (together with its affiliated investment entities “TCV”). This agreement terminated upon the closing of our initial public offering in July 2021 (“IPO”), except for the registration rights granted under the agreement, which will terminate upon the completion of a deemed liquidation event, or with respect to any particular holder, on the date such holder, together with its permitted transferees, affiliates and co-investors, beneficially owns less than 1% of our outstanding common stock and such holder can sell its shares under Rule 144 of the Securities Act.

Director Nomination Agreement

In June 2021 in connection with our IPO, we entered into a director nomination agreement (the “Director Nomination Agreement”) with each of LucasZoom and Francisco Partners (together with LucasZoom and its affiliated investment entities, the “Lead Sponsors”) to provide certain rights with respect to their ability to designate members of our board of directors (the “Sponsor Designees”).

Pursuant to the Director Nomination Agreement, we have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, a number of designees equal to at least: (i) two individuals for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO and (ii) one individual for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 25% but less than 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO. For example, Brian Ruder served on our board of directors from 2014 to June 2023 and Dipan Patel currently serves on our board of directors. Each serves as a partner at subsidiaries of Permira Holdings Limited. Permira Holdings Limited is the ultimate controlling entity of the fund that indirectly owns LucasZoom, LLC, the selling stockholder named in this prospectus.

The nomination of each Sponsor Designee is subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Sponsor Designee is qualified to serve as a member of our board of directors under applicable laws, the rules of the Nasdaq Stock Market LLC, our Bylaws and any of our Company policies. If a Sponsor Designee resigns from his or her seat on our board of directors or is removed or does not become a director for any reason, the vacancy may be filled by the election or appointment of another Sponsor Designee of the applicable Lead Sponsor, subject to compliance with applicable laws, rules and regulations.

PLAN OF DISTRIBUTION

The selling stockholder may sell some or all of the shares of common stock that it holds, from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our common stock may be listed at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters, broker-dealers or agents, in privately negotiated transactions, or any combination of these methods;

•	in block trades in which the broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

As used in this prospectus, “selling stockholder” includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of shares of our common stock that may be sold from time to time pursuant to this prospectus by the selling stockholder. We will bear certain costs associated with this registration in accordance with our investors’ rights agreement. However, the selling stockholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of shares of our common stock by the selling stockholder will set forth the particular terms of the offering. The common stock may be distributed by the selling stockholder or the third parties described above from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Offers to purchase the common stock covered by this prospectus may be solicited directly by the selling stockholder. Agents may also be designated by the selling stockholder to solicit offers to purchase the common stock from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the common stock covered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. Any agent or dealer involved in such offer or sale of our common stock will, if required, be identified in a prospectus supplement.

The selling stockholder may offer the common stock covered by this prospectus to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of shares of our common stock, those shares of common stock will be acquired by the underwriters for their own account. The underwriters may resell our common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. If any underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter, or representative of the underwriters, at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, the selling stockholder, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Such compensation may be in excess of customary discounts, concessions or commissions.

The selling stockholder and any broker-dealers or agents who participate in the distribution of common stock offered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of the common stock by the selling stockholder, broker-dealers or agents deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Any compensation paid to underwriters, dealers or agents in connection with any particular offering of the common stock under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will, to the extent required, be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of common stock pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of offering as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We or the selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the common stock covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

Any underwriters, dealers and agents or their respective affiliates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of shares of the selling stockholder’s common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholder’s common stock will otherwise remain unchanged.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

The selling stockholder may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholder may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Santa Monica, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

14,000,000 shares

Common stock

Prospectus supplement

J.P. Morgan

Barclays			Morgan Stanley

BofA Securities	Citigroup	Jefferies	RBC Capital Markets

JMP Securities,	Raymond James	William Blair
A Citizens Company

AmeriVet Securities	Penserra Securities LLC	Telsey Advisory Group

September 6, 2023